UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005 (September 20, 2005)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 20, 2005, the administrative law judge in The Peoples Gas Light and Coke Company's gas charge reconciliation proceeding for 2001, which is currently pending before the Illinois Commerce Commission, issued a proposed order. The proposed order recommends a refund to rate payers of approximately $118.6 million. Peoples Energy Corporation issued a press release in response to the administrative law judge's proposed order, a copy of which is furnished as an exhibit to this Current Report on Form 8-K.

 Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following is furnished as an exhibit to this report.

Exhibit
Number	Description
99.1	Press Release dated September 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrant)

Date: September 21, 2005	By: /s/ LINDA M. KALLAS
Linda M. Kallas
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated September 20, 2005.